 EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 12, 2004, relating to the financial statements of Quantam Ventures, Inc., as of June 30, 2004 and the reference to our firm as experts in the Registration Statement.

Vancouver, Canada	“Amisano Hanson”
September 20, 2004	CHARTERED ACCOUNTANTS